    As filed with the Securities and Exchange Commission on February 3, 1998
                                                     Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                        ENTEX INFORMATION SERVICES, INC.
             (Exact name of Registrant as specified in its charter)


                   DELAWARE                              93-133715291
       (STATE OR OTHER JURISDICTION                    (I.R.S. EMPLOYER
              OF INCORPORATION)                       IDENTIFICATION NO.)

                              6 INTERNATIONAL DRIVE
                         RYE BROOK, NEW YORK 10573-1058
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               -------------------

                   ENTEX HOLDINGS, INC. 1996 STOCK OPTION PLAN
             ENTEX INFORMATION SERVICES, INC. 1996 STOCK OPTION PLAN
                         1996 PERFORMANCE INCENTIVE PLAN
                      1996 NON-EMPLOYEE DIRECTOR STOCK PLAN
                            (FULL TITLE OF THE PLANS)

                               -------------------

                              JOHN A. MCKENNA, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        ENTEX INFORMATION SERVICES, INC.
                              6 INTERNATIONAL DRIVE
                         RYE BROOK, NEW YORK 10573-1058
                                 (914) 935-3600
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -------------------

                                   Copies to:

     JOHN T. SHERIDAN, ESQ.                     LYNNE A. BURGESS, ESQ.
WILSON SONSINI GOODRICH & ROSATI       SENIOR VICE PRESIDENT AND GENERAL COUNSEL
    PROFESSIONAL CORPORATION               ENTEX INFORMATION SERVICES, INC.
       650 PAGE MILL ROAD                        6 INTERNATIONAL DRIVE
       PALO ALTO, CA 94304                  RYE BROOK, NEW YORK 10573-1058
         (650) 493-9300                             (914) 935-3600


                                       CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                              PROPOSED            PROPOSED
                                                              MAXIMUM             MAXIMUM
       TITLE OF EACH CLASS                AMOUNT              OFFERING           AGGREGATE          AMOUNT OF
        OF SECURITIES TO                  TO BE                PRICE              OFFERING         REGISTRATION
          BE REGISTERED               REGISTERED(1)         PER SHARE(2)          PRICE(2)             FEE
-----------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.0001 PAR VALUE..     9,149,310 SHARES          $4.43            $40,531,443.30       $11,956.78
=================================================================================================================

(1) INCLUDES 2,825,510 SHARES TO BE REGISTERED UNDER THE ENTEX HOLDINGS, INC. 1996 STOCK OPTION PLAN (THE "HOLDINGS PLAN"), 806,295 SHARES TO BE REGISTERED UNDER THE ENTEX INFORMATION SERVICES, INC. 1996 STOCK OPTION PLAN (THE "EIS PLAN"), 5,413,195 SHARES TO BE REGISTERED UNDER THE 1996 PERFORMANCE INCENTIVE PLAN (THE "PIP"), 104,310 SHARES TO BE REGISTERED UNDER THE 1996 NON-EMPLOYEE DIRECTOR STOCK PLAN (THE "DIRECTOR PLAN") AND SUCH ADDITIONAL NUMBER OF SHARES AS MAY BE REQUIRED PURSUANT TO THE HOLDING PLAN, THE EIS PLAN, THE PIP AND THE DIRECTOR PLAN IN THE EVENT OF A STOCK DIVIDEND, REVERSE STOCK SPLIT, SPLIT-UP, RECAPITALIZATION OR SIMILAR EVENT.

(2) THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE WAS ESTIMATED PURSUANT TO RULE 457(h) UNDER THE SECURITIES ACT OF 1933, AS AMENDED. WITH RESPECT TO (i) 2,825,510

        SHARES WHICH ARE SUBJECT TO OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK UNDER THE HOLDINGS PLAN, (ii) 806,295 SHARES WHICH ARE SUBJECT TO OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK UNDER THE EIS PLAN AND
        (iii) 2,581,750 SHARES WHICH ARE SUBJECT TO OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK UNDER THE PIP PLAN, THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE WAS BY CALCULATED USING THE WEIGHTED AVERAGE EXERCISE PRICE OF SUCH OPTIONS. THE WEIGHTED AVERAGE EXERCISE PRICE OF : (i) THE 2,825,510 SHARES SUBJECT TO OUTSTANDING OPTIONS UNDER THE HOLDINGS PLAN IS $5.01, (ii) THE 806,295 SHARES SUBJECT TO OUTSTANDING OPTIONS UNDER THE EIS PLAN IS $5.41 AND (iii) THE 2,581,750 SHARES SUBJECT TO OUTSTANDING OPTIONS UNDER THE PIP PLAN IS $3.28. WITH RESPECT TO THE (i) 2,831,445 SHARES AVAILABLE FOR FUTURE GRANT UNDER THE PIP PLAN AND (ii) 104,310 SHARES AVAILABLE FOR FUTURE ISSUANCE UNDER THE DIRECTOR PLAN, THE ESTIMATED PROPOSED MAXIMUM OFFERING PRICE PER SHARE IS BASED ON AN ESTIMATED EXERCISE PRICE OF $4.63. THE NUMBER REFERENCED ABOVE IN THE TABLE ENTITLED "PROPOSED MAXIMUM OFFERING PRICE PER SHARE" REPRESENTS A WEIGHTED AVERAGE OF THE FOREGOING ESTIMATES CALCULATED IN ACCORDANCE WITH RULE 457(h).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

        ITEM 3(a).

        o The Registrant's Pre-Effective Amendment No. 2 to the Registration Statement on Form 10 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") filed with the Commission on January 29, 1998 and effective February 2, 1998 containing audited financial statements for the fiscal year ended June 29, 1997.

        ITEM 3(b).

        o   Not Applicable.

        ITEM 3(c).

        o The description of the Registrant's Common Stock which is contained in Item 11 of the Registrant's Pre-Effective Amendment No. 2 to the Registration Statement on Form 10 filed pursuant to Section 12(g) of the Exchange Act as filed with the Commission on January 29, 1998, as amended, and any further amendment or report filed hereafter for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.


ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As permitted by Section 145 of the Delaware General Corporation Law ("DGCL") the Company's Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their duty of care. In addition, as permitted by Section 145 of the DGCL, the Bylaws of the Company provide that:
(i) the Company is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Company) at the Company's request, to the fullest extent permitted by Delaware law; (ii) the Company is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises at the Company's request in connection with any action, suit, or proceeding initiated by such person only if such initiation was authorized by the Board of Directors; (iii) the Company may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iv) the Company is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding; (v) the rights conferred in the Bylaws are not exclusive; and (vi) the Company may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

        The Company's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the DGCL and the Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide that directors and officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director, officer, employee, agent or fiduciary of the Company, any subsidiary of the Company or any other company or enterprise to which such person provides services at the request of the Company unless a reviewing party as appointed by the Board of Directors determines that the Company is not obligated to indemnify under applicable law. The Company will not be obligated pursuant to the indemnification agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreement, the Company's Bylaws or any statute or law or as otherwise required under Section 145 of the DGCL. Under the agreements, the Company is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court having jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any expenses incurred by the indemnified party with respect to any proceeding instituted by or in the name of the Company to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material defenses made by the indemnified party in such proceeding was made in bad faith or was frivolous; (iii) for any amounts paid in settlement of a proceeding unless the Company consents to such settlement; (iv) for any expenses resulting from acts, omissions or transactions for which a court having jurisdiction makes a final judicial determination that the indemnified party is prohibited from receiving indemnification under the agreement or applicable law; or (v) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Company pursuant to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 and related laws.

        The indemnification provisions in the Bylaws and the indemnification agreements entered into between the Company and its directors and officers may be sufficiently broad to permit indemnification of the Company's directors and officers for liabilities arising under the Securities Act.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.       EXHIBITS.

              Exhibit
              Number         Document
              -------        --------
                4.1(a)      ENTEX Holdings, Inc. 1996 Stock Option Plan and
                            related agreements.
                4.2(a)      ENTEX Information Services, Inc. 1996 Stock Option
                            Plan and related agreements.
                4.3(a)      1996 Performance Incentive Plan and related
                            agreements.
                4.4(b)      1996 Non-Employee Director Stock Plan.
                5.1         Opinion of Wilson Sonsini Goodrich & Rosati,
                            Professional Corporation.
               23.1         Consent of Independent Auditors.
               23.2         Consent of Counsel (contained in Exhibit 5.1).
               24.1         Power of Attorney (see pages II-5 and II-6).

----------------------

(a) Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form 10 (Commission File No. 0-23169) filed on December 3, 1997 and the Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form 10 filed on January 29, 1998.
(b) Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form 10 filed on December 3, 1997.

ITEM 9.        UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration state ment or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant and Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica tion by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the Registrant, ENTEX Information Services, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye Brook, State of New York, on this 2nd day of February, 1998.



                                      ENTEX INFORMATION SERVICES, INC.



                                      By:  /s/ John A. McKenna, Jr.
                                          --------------------------------------
                                           John A. McKenna, Jr.
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, John A. McKenna, Jr., Kenneth A. Ghazey and Richard P. Bannon his attorneys-in-fact, each with the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



               SIGNATURE                               Title                        Date
               ---------                               -----                        ----
 /s/ John A. McKenna, Jr.                 President, Chief Executive           February 2, 1998
-------------------------------------     Officer and Director (Principal
(John A. McKenna, Jr.)                    Executive Officer)


/s/ Kenneth A. Ghazey                     Executive Vice President,            February 2, 1998
-------------------------------------     Finance and Administration,
(Kenneth A. Ghazey)                       Chief Financial Officer and
                                          Director (Principal Financial
                                          Officer)


 /s/ Richard P. Bannon                    Senior Vice President                February 2, 1998
-------------------------------------     (Principal Accounting Officer)
(Richard P. Bannon)


/s/ Dort A. Cameron III                   Chairman of the Board of             February 2, 1998
-------------------------------------     Directors
(Dort A. Cameron III)


/s/ R. Randolph Devening                  Director                             February 2, 1998
-------------------------------------
(R. Randolph Devening)


 /s/ Linwood A. (Chip) Lacy, Jr.          Director                             February 2, 1998
-------------------------------------
(Linwood A. (Chip) Lacy, Jr.)


/s/ Frank W. Miller                       Director                             February 2, 1998
-------------------------------------
(Frank W. Miller)

                                INDEX TO EXHIBITS



                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                       EXHIBIT                                     PAGE
-------                                      -------                                 ------------
 4.1(a)     ENTEX Holdings, Inc. 1996 Stock Option Plan and related agreements.....

 4.2(a)     ENTEX Information Services, Inc. 1996 Stock Option Plan and related agreements.............................................................

 4.3(a)     1996 Performance Incentive Plan and related agreements.................

 4.4(b)     1996 Non-Employee Director Stock Plan..................................

 5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1        Consent of Independent Auditors........................................

23.2        Consent of Counsel (contained in Exhibit 5.1...........................

24.1        Power of Attorney (see pages II-5 and II-6)............................

----------------------

(a) Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form 10 (Commission File No. 0-23169) filed on December 3, 1997 and the Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form 10 filed on January 29, 1998.
(b) Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form 10 filed on December 3, 1997.